Exhibit 32.2

Certification of Chief Financial Officer

Pursuant to Section 1350 of Chapter 63 of Title 18 of The United States Code

I, Anthony D. DiLucente, the Senior Vice President and Chief Financial Officer of ServiceMaster Global Holdings, Inc., certify that (i) the Annual Report on Form 10-K for the year ended December 31, 2018, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of ServiceMaster Global Holdings, Inc.

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/s/ Anthony D. DiLucente
Anthony D. DiLucente
February 28, 2019